Exhibit 2.1

SECOND AMENDMENT TO AGREEMENT AND PLAN OF MERGER

THIS SECOND AMENDMENT TO AGREEMENT AND PLAN OF MERGER is entered into as of this     day of August, 2007 (this “Amendment”), by and among INTAC INTERNATIONAL, INC., a Nevada corporation (“Company”), HOWSTUFFWORKS, INC., a Delaware corporation (“HSW”), HSW INTERNATIONAL, INC., a Delaware corporation and a wholly owned subsidiary of HSW (“Parent”), and HSW INTERNATIONAL MERGER CORPORATION, a Nevada corporation and a wholly owned subsidiary of Parent (“Merger Sub”).

Background

A.            The parties have entered into that certain Agreement and Plan of Merger dated as of April 20, 2006, as amended by that First Amendment to Agreement and Plan of Merger dated as of January 29, 2007 (the “Merger Agreement”), pursuant to which, among other things, the parties have agreed to effect the Contribution, the Merger and the Transaction, subject to the terms and conditions thereunder.

B.            The parties desire to amend the Merger Agreement as set forth herein.  The Board of Directors of each of the parties hereto has approved this Amendment.

C.            Company, Intac International Holdings Limited, a Hong Kong corporation, Cyber Proof Investments Ltd., a British Virgin Islands corporation, and Wei Zhou have entered into a First Amendment to Share Purchase Agreement, dated as of the date hereof and attached hereto as Exhibit A (the “Amendment to Distribution Share Purchase Agreement”), amending that certain Share Purchase Agreement among them dated as of January 29, 2007.

D.            Parent and American Funds Insurance Series - Global Small Capitalization Fund, SMALLCAP World Fund, Inc., Chilton Investment Partners, L.P., Chilton QP Investment Partners, L.P., Chilton International, L.P., Chilton New Era Partners, L.P., Chilton New Era International, L.P., Chilton Small Cap Partners, L.P., Chilton Small Cap International, L.P. and Zeke, LP have entered into a First Amendment to Stock Purchase Agreement, dated as of the date hereof and attached hereto as Exhibit B (the “Amendment to Stock Purchase Agreement”), amending that certain Stock Purchase Agreement between them dated as of January 29, 2007.

E.             Parent and Ashford Capital have entered into a First Amendment to Stock Purchase Agreement, dated as of the date hereof and attached hereto as Exhibit C (the “Amendment to Ashford Purchase Agreement”), amending that certain Stock Purchase Agreement between them dated as of January 29, 2007.

F.             Parent and Harvest 2004, LLC have entered into a First Amendment to Stock Purchase Agreement, dated as of the date hereof and attached hereto as Exhibit D (the “Amendment to Harvest Purchase Agreement”), amending that certain Stock Purchase Agreement between them dated as of January 29, 2007.

Agreement

NOW THEREFORE, in consideration of the mutual covenants herein contained and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.             Stock Purchase Agreements.

(a)           Recital G of the Merger Agreement is hereby amended to delete the reference to the word “six” and to substitute the word “seven” in lieu thereof.

(b)           Exhibit C-1 to the Merger Agreement is hereby amended to include the Amendment to Stock Purchase Agreement attached hereto as Exhibit B.

(c)           Exhibit C-3 to the Merger Agreement is hereby amended to include the Amendment to Ashford Purchase Agreement attached hereto as Exhibit C.

(d)           Exhibit C-7 to the Merger Agreement is hereby amended to include the Amendment to Harvest Purchase Agreement attached hereto as Exhibit D.

(e)           Any and all references in the Merger Agreement to the Purchase Agreements shall be deemed to be references to the Purchase Agreements attached as Exhibit C-1, Exhibit C-2, Exhibit C-3, Exhibit C-4, Exhibit C-5, Exhibit C-6 and Exhibit C-7 to the Merger Agreement as hereby amended.

2.             Termination Date.  The reference to “August 31, 2007” in Section 9.1(b) of the Merger Agreement is hereby deleted and a reference to “October 31, 2007” shall be substituted in lieu thereof.

3.             Distribution Share Purchase Agreement.

(a)           Exhibit N to the Merger Agreement is hereby amended to include the Amendment to Distribution Share Purchase Agreement attached hereto as Exhibit A.

(b)           Any and all references in the Merger Agreement to the Distribution Share Purchase Agreement shall be deemed to be references to the Distribution Share Purchase Agreement attached as Exhibit N to the Merger Agreement as hereby amended.

4.             Board Approval.  Each of the parties hereto represents and warrants that its Board of Directors has approved this Amendment.

5.             Definitions.  Any capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Merger Agreement.

6.             Controlling Effect; Full Force.  The parties acknowledge and agree that to the extent that the terms of this Amendment are in conflict with the terms of the Merger Agreement, this Amendment shall control.  Except as modified by this Amendment, all of the terms and conditions of the Merger Agreement shall remain in full force and effect.

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7.             Assignments.  Neither this Amendment nor any of the rights, interests or obligations hereunder may be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties (and any assignment otherwise shall be void).

8.             No Third Party Beneficiary.  This Amendment shall be binding upon and inure solely to the benefit of the parties hereto and their permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Amendment.

9.             Entire Agreement.  This Amendment constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, between the parties hereto with respect to the subject matter hereof.

10.           Severability.  If any term or other provision hereof is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions hereof shall nevertheless remain in full force and effect provided that the economics or legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to any party.  Upon determination by a court of competent jurisdiction that any term or other provision hereof is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Amendment so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

11.           Counterparts.  This Amendment may be executed in two or more counterparts, including by facsimile, each of which shall be deemed an original but all of which taken together shall constitute a single agreement.

12.           Governing Law.  Except to the extent that the Nevada Merger Statutes are mandatorily applicable to the Merger or to the rights of the Company Stockholders or the parties hereto with respect to the Transaction, this Amendment shall be governed in all respects by the laws of the State of New York applicable to contracts executed in and to be performed in that State (without giving effect to the provisions thereof relating to conflicts of law).

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be signed and delivered by their respective duly authorized officers as of the date first written above.

INTAC INTERNATIONAL, INC.,
a Nevada corporation

By:	/s/ J. David Darnell
Title:	Senior VP and CFO

HOWSTUFFWORKS, INC.,
a Delaware corporation

By:	/s/ Bradley T. Zimmer
Title:	Assistant Secretary

HSW INTERNATIONAL, INC.,
a Delaware corporation

By:	/s/ Bradley T. Zimmer
Title:	Secretary

HSW INTERNATIONAL MERGER CORPORATION,
a Nevada corporation

By:	/s/ Bradley T. Zimmer
Title:	Secretary

EXHIBIT A

AMENDMENT TO DISTRIBUTION SHARE PURCHASE AGREEMENT

(Amendment to Exhibit N to Merger Agreement)

EXHIBIT B

AMENDMENT TO STOCK PURCHASE AGREEMENT

(Amendment to Exhibit C-1 to Merger Agreement)

EXHIBIT C

AMENDMENT TO ASHFORD PURCHASE AGREEMENT

(Amendment to Exhibit C-3 to Merger Agreement)

EXHIBIT D

AMENDMENT TO HARVEST PURCHASE AGREEMENT

(Amendment to Exhibit C-7 to Merger Agreement)